Exhibit 7.12

CUSIP No. 62583104

Joint Filing Agreement

Pursuant to Rule 13d-l(k)(l) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D/A to which this exhibit is attached is filed on behalf of each of them.

Date: July 3, 2019

DIAMOND CASTLE PARTNERS 2014, L.P.

	By:	DCP 2014 GP, L.P., its general partner

	By:	DCP 2014 GP-GP, LLC, its general partner

	By:	/s/ Ari J. Benacerraf
		Name:	Ari J. Benacerraf

		Title:	Managing Member

DCP 2014 DEAL LEADERS FUND, L.P.

	By:	DCP 2014 GP, L.P., its general partner

	By:	DCP 2014 GP-GP, LLC, its general partner

	By:	/s/ Ari J. Benacerraf
		Name:	Ari J. Benacerraf

		Title:	Managing Member

DCP 2014 GP, L.P.

	By:	DCP 2014 GP-GP, LLC, its general partner

	By:	/s/ Ari J. Benacerraf
		Name:	Ari J. Benacerraf

		Title:	Managing Member

DCP 2014 GP-GP, LLC

	By:	/s/ Ari J. Benacerraf
		Name:	Ari J. Benacerraf

		Title:	Managing Member

/s/ Ari J. Benacerraf
Ari J. Benacerraf

/s/ Michael W. Ranger
Michael W. Ranger

/s/ Andrew H. Rush
Andrew H. Rush